TYPE: EX-23.2 OTHERDOC
SEQUENCE: 3
FILENAME: 0003.txt
DESCRIPTION: LETTER OF CONSENT FROM GERSTLE, ROSEN AND ASSOCIATES




                         GERSTLE ROSEN AND SIMONET, LLC
                      980 NORTH FEDERAL HIGHWAY, SUITE 205
                            BOCA RATON, FLORIDA 33432



December 21, 2001

U.S. SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
WASHINGTON, D.C. 20549

Re:  Commission File Number 0-85601
     SYMPHONY TELECOM CORP.
     41 George Street South, Brampton, ON, Canada L6Y 2E1
     Issuer's telephone number:   (905) 457-4300

Dear Sir or Madam:

We were the auditors of record for the above referenced company. We have been formally disengaged, and we have read the statements made by Symphony Telecom Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 2001.

We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Gerstle Rosen and Simonet, LLC
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GERSTLE ROSEN & SIMONET, LLC